UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2016

Commercial Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Ohio	0-27894	34-1787239
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

118 South Sandusky Avenue, Upper Sandusky, Ohio	43351
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (419) 294-5781

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.	Entry into a Material Definitive Agreement.

On August 23, 2016, Commercial Bancshares, Inc., (the “Corporation”), and First Defiance Financial Corp. (“First Defiance”) issued a joint press release announcing the signing of an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, on the terms and subject to the conditions set forth therein, the Corporation will merge with and into First Defiance (the “Merger”), and following the Merger, The Commercial Savings Bank, the Corporation’s wholly owned subsidiary, will merge with and into First Federal Bank of the Midwest, a wholly owned subsidiary of First Defiance. A copy of the joint press release announcing the transaction is attached hereto as Exhibit 99.1.

At the effective time and as a result of the Merger, a shareholder of the Corporation will have the right to receive for each common share of the Corporation owned either $51.00 in cash or 1.1808 shares of First Defiance common stock (“First Defiance Shares”), subject to total consideration being paid 80% in First Defiance Shares and 20% in cash as provided in the Agreement. Based upon the twenty-day average closing price of First Defiance Shares of $43.19 ending August 22, 2016, the transaction is valued at approximately $63 million in the aggregate, including an additional cash payment of approximately $1.5 million to cancel outstanding options.

The Merger Agreement also provides that First Defiance will take all appropriate action so that, as of the Effective Time, one (1) current director of the Corporation to be selected by First Defiance in consultation with the Corporation shall be appointed as a director of First Defiance.

The Merger Agreement contains customary representations and warranties from both First Defiance and the Corporation and each party has agreed to customary covenants, including, among others, covenants relating to the conduct of its business during the interim period between the execution of the Merger Agreement and the Effective Time, the Corporation’s obligation to recommend that its shareholders adopt the Merger Agreement, and the Corporation’s non-solicitation obligations relating to alternative acquisition proposals.  First Defiance and the Corporation have agreed to use their reasonable best efforts to prepare and file all applications, notices, and other documents to obtain all necessary consents and approvals for consummation of the transactions contemplated by the Merger Agreement.

The completion of the Merger is subject to customary conditions, including, among others, (1) the adoption of the Merger Agreement by the Corporation’s shareholders, (2) authorization for listing on the NASDAQ of the shares of First Defiance common stock to be issued in the Merger, (3) the effectiveness of the registration statement on Form S-4 for the First Defiance common stock to be issued in the Merger, (4) the absence of any order, injunction or other legal restraint preventing the completion of the Merger or making the consummation of the Merger illegal, and (5) the receipt of required regulatory approvals, including the approval of certain federal banking agencies. Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) performance in all material respects by the other party of its obligations under the Merger Agreement and (iii) receipt by such party of an opinion from its counsel to the effect that the Merger, will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The Merger Agreement provides certain termination rights for both First Defiance and the Corporation and further provides that a termination fee of $2.4 million will be payable by the Corporation to First Defiance in connection with the termination of the Merger Agreement under certain circumstances.

Each of the members of the Board of Directors of the Corporation has signed a voting agreement (“Voting Agreement”) and agreed to vote his or her shares in favor of adoption of the Agreement at the Corporation’s shareholder meeting. The form of Voting Agreement is included as Exhibit B to Exhibit 2.1.

The foregoing description of the Agreement and Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Agreement and form of Voting Agreement, which are filed as Exhibit 2.1 to this Form 8-K and are incorporated herein by reference.

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The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact.  In addition, such representations and warranties (1) will not survive consummation of the Merger, unless otherwise specified therein, and (2) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.  Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding First Defiance or the Corporation their respective affiliates or their respective businesses.  The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding First Defiance, the Corporation, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a proxy statement of the Corporation and a prospectus of First Defiance, as well as in the Forms 10-K, Forms 10-Q and other filings that each of First Defiance and the Corporation make with the Securities and Exchange Commission (the “SEC”).

ITEM 7.01.	Regulation FD.

On August 23, 2016, the Corporation and First Defiance Financial Corp. (“First Defiance”) issued a joint press release announcing the signing of a definitive Merger Agreement pursuant to which, on the terms and subject to the conditions set forth therein, the Corporation will merge with and into the First Defiance (the “Merger”), and following the Merger, The Commercial Savings Bank, the Corporation’s wholly owned subsidiary, will merge with and into First Federal Bank of the Midwest, a wholly owned subsidiary of First Defiance. A copy of the joint press release announcing the transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under Item 7.01 of this Current Report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Important Information About the Merger

This Current Report does not constitute an offer to sell or the solicitation of an offer to buy securities of First Defiance. First Defiance will file a registration statement on Form S-4 and other documents regarding the proposed transaction referenced in this Current Report with the SEC to register the shares of First Defiance's common shares to be issued to the shareholders of the Corporation. The registration statement will include a proxy statement/prospectus, which will be sent to the shareholders of the Corporation in advance of its special meeting of shareholders to be held to consider the proposed merger. Investors and security holders are urged to read the proxy statement/prospectus and any other relevant documents to be filed with the SEC in connection with the proposed transaction because they contain important information about First Defiance, the Corporation and the proposed transaction. Stockholders will be able to obtain a free copy of the definitive proxy statement/prospectus, as well as other filings containing information about First Defiance and the Corporation, without charge, at the SEC’s website (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to the Corporation, Attention: Scott Oboy, Chief Financial Officer, 118 South Sandusky Avenue, Upper Sandusky, Ohio, (419) 294-5781.

First Defiance and the Corporation and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Corporation in connection with the proposed merger. Information about the directors and executive officers of First Defiance is set forth in the proxy statement for First Defiance's 2016 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 10, 2016. Information about the directors and executive officers of the Corporation is set forth in the proxy statement for the Corporation’s 2016 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on April 7, 2016. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

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STOCKHOLDERS OF THE CORPORATION ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 23, 2016, by and among First Defiance Financial Corp. and Commercial Bancshares, Inc.

99.1	Joint Press release issued by First Defiance Financial Corp. and Commercial Bancshares, Inc. August 23, 2016 reporting their entry into a definitive agreement and plan of merger.

Caution regarding Forward-Looking Statements

This Current Report may contain “forward-looking statements” within the meaning of, and pursuant to, the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “believes,” “anticipates” or “expects,” or words of similar import. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Forward-looking statements, which are made in good faith, are based upon numerous assumptions, some of which may be specifically described with respect to a particular statement. Some of the more important assumptions include statements about the benefits of the merger between First Defiance and the Corporation, including future financial and operating results, First Defiance’s and the Corporation’s plans, objectives, expectations and intentions. Additionally, other assumptions include expectations about overall economic conditions, expectations about the movement of interest rates, reliance on existing or anticipated changes in laws and regulations, adverse movements and volatility in debt and equity capital markets, political conditions and related actions by the United States military, and expectations about the nature and level of competition and changes in customer behavior and customer preferences. Because it is uncertain whether future conditions and events will confirm these assumptions, there is a risk that future results will differ materially from what is stated in or implied by such forward-looking statements. First Defiance and the Corporation caution the reader to consider this risk. First Defiance and the Corporation undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or developments or for any other reason. For further information regarding either company, please read First Defiance and the Corporation reports filed with the Securities and Exchange Commission and available at www.sec.gov.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL BANCSHARES, INC.

By: /s/ David J. Browne
David J. Browne
Its: Corporate Secretary

Dated: August 24, 2016

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